                                                                  Exhibit 10.20


                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS EMPLOYMENT AGREEMENT ("Employment Agreement") is dated this 26TH day of January, 1998, but effective as of the 1st day of March, 1998, between RES-CARE, INC., a Kentucky corporation (the "Company"), and E. HALSEY SANDFORD (the "Employee").

         RECITALS:
         ---------

         WHEREAS, the Company and the Employee entered into an Employment Agreement dated as of March 1, 1992, as amended and restated by that certain Amended and Restated Employment Agreement dated as of April 27, 1992 and amended and restated by that certain Second Amended and Restated Employment Agreement dated as of March 12, 1996 (collectively, the "Agreement");

         WHEREAS, the Agreement was automatically renewed for one (1) year and may be terminated effective February 28, 1998 by either party hereto; and

         WHEREAS, the Company and Employee desire that Employee's employment with the Company continue and they further desire to supersede the Agreement, effective March 1, 1998, by executing this Employment Agreement and agreeing to be bound by the terms thereof.

         AGREEMENT:
         ----------

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

1. EMPLOYMENT. The Company hereby employs the Employee, and the Employee accepts such employment, upon the terms and conditions set forth herein.

2. TERM. Unless previously terminated as hereinafter provided, the initial term of this Agreement shall commence on March 1, 1998 and shall continue until February 28, 1999 (the "Initial Term"). This Agreement may be extended in writing by the parties hereto upon mutually agreeable terms for successive periods of one (1) year each (the "Renewal Term(s)"). The Initial Term and any Renewal Terms are sometimes collectively referred to as the "Term."

3.       DUTIES.

                  (a) EMPLOYMENT AS SENIOR EXECUTIVE. During the Term, the Employee shall serve as Senior Executive of the Company. The Employee shall, subject to the supervision and control of the President and Chief Executive Officer of the Company (the "President") and the Board of Directors of the Company, (i) attend in person meetings of the Board of Directors of the Company and its Executive and Audit Committees; (ii) participate (either in person or by telephone) in meetings of officers of the Company relating to establishing the terms of acquisitions by the Company , its subsidiaries and affiliates; (iii) participate (either in person or by telephone) in meetings of the Boards of Directors of subsidiaries of the Company, including but not limited to Communications Network Consultants, Inc. and Youthtrack, Inc. (if the Employee is elected to serve as a director or officer of such entities), without any further salary or other compensation, including directors' fees; and (iv) provide services to the Company with respect to other matters as the President and Employee mutually agree.

                  (b) TIME AND EFFORT. During the Term, the Employee shall be available to perform the duties described in paragraph (a) of this
         Section 3 thirty-two (32) hours per calendar week; provided, however, that (i) Employee shall be required to perform such duties in person not more than two (2) days per calendar week, one of which shall be Monday of each such week or such other day of the week on which the Company's Management Team regularly meets and the other day of the week which shall be scheduled from time-to-time as reasonably required for other meetings consistent with Employee's duties described in paragraph (a) of this Section 3; (ii) the balance of such weekly hours may be performed by Employee from his office at his residence or other locations; and (iii) subject to the restrictions in Section 8 hereof, the Employee may (A) invest his personal assets and (B) participate in civic and charitable activities in such form or manner as will not interfere with the satisfactory performance of the duties described in
         Section 3(a) hereof.

         4.       COMPENSATION.

                  (a) BASE SALARY. The Company shall pay to the Employee during the Term a fixed, annual salary (the "Base Salary"), which shall be $100,000. The Base Salary shall be due and payable in substantially equal bi-weekly installments or in such other installments as may be necessary to comport with the Company's normal pay periods for all employees.


                  (b) PARTICIPATION IN BENEFIT PLANS. The Employee shall be entitled to participate in (i) health insurance, (ii) term life insurance, (iii) pension plan, (iv) sick leave, and (v) long-term disability and other benefits generally made available to officers of the Company during the Term, subject to any eligibility, coverage, qualification or other limitations or restrictions applicable to such benefits.

                  (c) VACATION. The Employee shall be entitled to an annual vacation leave of twenty (20) days at full pay, such vacation to be taken during each relevant year at time(s) mutually agreeable to the parties hereto. The Employee shall be entitled to carry over accrued vacation leave to succeeding calendar years in accordance with the Company's established policy.

                  (d) OUT-OF-POCKET EXPENSES. The Company shall promptly pay the ordinary, necessary and reasonable expenses incurred by Employee in the performance of Employee's duties hereunder (or if such expenses are paid directly by Employee shall promptly reimburse him for such payment), consistent with the reimbursement policies adopted by the Company from time-to-time.

                  (e) WITHHOLDING OF TAXES; INCOME TAX TREATMENT. If, upon the payment of any compensation or benefit to the Employee under this Employment Agreement (including, without limitation, in connection with the exercise of any option), the Company determines in its discretion that it is required to withhold or provide for the payment in any manner of taxes, including but not limited to, federal income or social security taxes, state income taxes or local income taxes, the Employee agrees that the Company may satisfy such requirement by:

                           (i) withholding an amount necessary to satisfy such
                  withholding requirement from the Employee's compensation or benefit; or

                           (ii) conditioning the payment or transfer of such
                  compensation or benefit upon the Employee's payment to the Company of an amount sufficient to satisfy such withholding requirement.

         The Employee agrees that he will treat all of the amounts payable pursuant to this Employment Agreement as compensation for income tax purposes.

5. TERMINATION. The Employee's employment hereunder may be terminated under this Employment Agreement as follows, subject to the Employee's rights pursuant to Section 6 hereof:

                  (a) DEATH. The Employee's employment hereunder shall terminate upon his death.

                  (b) DISABILITY. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from his duties hereunder on a full-time basis for 180 consecutive calendar days, and within thirty (30) days after written Notice of Termination is given (which may occur no earlier than thirty (30) days before, but at any time after, the end of such 180-day period), the Employee shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Employee's employment hereunder.

                  (c) CAUSE. The Company may terminate the Employee's employment hereunder for Cause. For purposes of this Employment Agreement, the Company shall have "Cause" to terminate the Employee's employment because of the Employee's personal dishonesty, intentional misconduct, breach of fiduciary duty involving personal profit, failure to perform his duties hereunder, conviction of, or plea of NOLO CONTENDERE to, any law, rule or regulation

         (other than traffic violations or similar offenses) or breach of any provision of this Employment Agreement.

                  (d) WITHOUT CAUSE. By appropriate action of the President or the Board of Directors of the Company, the Company shall have the right to terminate the Employee's employment under this Employment Agreement at any time without Cause (as defined in Subsection 5(c)).

                  (e) VOLUNTARY TERMINATION. By not less than thirty (30) days prior written notice to the President, Employee may voluntarily terminate his employment hereunder.

                  (f) NOTICE OF TERMINATION. Any termination during the term of this Employment Agreement of the Employee's employment hereunder (other than termination pursuant to Section 5(a) above) shall be communicated by written Notice of Termination to the Employee hereto (except in the case of termination as described in Section 5(e) above written Notice of Termination shall be delivered by the Employee). For purposes of this Employment Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Employment Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

                  (g) DATE OF TERMINATION. The "Date of Termination" shall, for purposes of this Employment Agreement, mean: (i) if the Employee's employment is terminated by his death, the date of his death; (ii) if the Employee's employment is terminated on account of disability pursuant to Section 5(b) above, thirty (30) days after Notice of Termination is given (provided that the Employee shall not, during such 30-day period, have returned to the performance of his duties on a full-time basis), (iii) if the Employee's employment is terminated by the Company for Cause pursuant to Section 5(c) above, the date specified in the Notice of Termination, (iv) if the Employee's employment is terminated by the Employer without Cause, pursuant to
         Section 5(d) above, thirty (30) days after Notice of Termination is given, (v) if the Employee's employment is terminated voluntarily pursuant to Section 5(e) above, the date specified in the Notice of Termination, and (vi) if the Employee's employment is terminated by reason of the failure of either party to agree to extend the Term, the last day of the then effective Term.

         6.       COMPENSATION UPON TERMINATION OR DURING DISABILITY.

                  (a) DEATH. If the Employee's employment shall be terminated by reason of his death, the Employee shall continue to receive his full Base Salary until the date of his death.

                  (b) DISABILITY. During any period that the Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Employee shall continue to receive his full
         Base Salary until the Date of Termination. Upon termination due to death prior to a termination as specified in the preceding sentence,
         Section 6(a) above shall apply.

                  (c) CAUSE. If the Employee's employment shall be terminated for Cause, the Company shall, through the Date of Termination, continue to pay the Employee his full Base Salary, and shall not be eligible for any severance payment of any nature.

                  (d) WITHOUT CAUSE. If the Employee's employment shall be terminated without Cause, and such Notice of Termination shall have been given after a Change of Control (as defined below) shall be applicable to the Company, the Employee shall continue to receive his full Base Salary until the Date of Termination and for one (1) year after the Date of Termination. In all other cases in which the Employee's employment shall be terminated without Cause, the Employee shall continue to receive his full Base Salary until the Date of Termination and for six (6) months after the Date of Termination. A "Change of Control" shall be applicable to the Company --

                           (i) if any person shall acquire more than fifty
                  percent (50%) of the common capital stock of the Company through a tender offer, exchange offer or otherwise;

                           (ii) if the Company shall be a party to a binding
                  agreement to any merger, consolidation or reorganization in which any person who on the date hereof does not own more than ten percent (10%) of the issued and outstanding common capital stock of the Company acquires, beneficially or of record, more than fifty percent (50%) of such stock; or

                           (iii) there shall be a sale of all or substantially
                  all of the assets of the Company.

                  (e) EXPIRATION OF TERM. If the Employee's employment shall be terminated by reason of expiration of the Term (irrespective of which party declined to extend the Term), the Company shall, through the Date of Termination, continue to pay the Employee his full Base Salary.

                  (f) VOLUNTARY TERMINATION. If the Employee's employment shall be terminated pursuant to Section 5(e) hereof, the Company shall, through the Date of Termination, continue to pay the Employee his full Base Salary, and the Employee shall not be entitled to any severance payment of any nature.

                  (g) NO FURTHER OBLIGATIONS AFTER PAYMENT. After all payments, if any, have been made to the Employee pursuant to any of paragraphs
         (a) through (f) of this Section 6, the Company shall have no further obligations to the Employee under this Employment Agreement other than the provision of any employee benefits required to be continued under applicable law, or the reimbursement of any then unreimbursed expenses as provided in Section 4(d) hereof.



7. DUTIES UPON TERMINATION. Upon the termination of Employee's employment hereunder for any reason whatsoever (including but not limited to the failure of the parties hereto to agree to the extension of this Employment Agreement pursuant to Section 3 hereof), Employee shall promptly return to the Company any Confidential Information (as defined in Section 8(d)(iii) hereof) and whether or not constituting Confidential Information, any technical data, performance information and reports, sales or marketing plans, documents or other records, rolodexes, and any manuals, drawings, tape recordings, computer programs, discs, and any other physical representa tions of any other information relating to the Company, its subsidiaries or affiliates or to the Business (as defined in Section 8(d)(iv) hereof) of the Company. Employee hereby acknowledges that any and all of such documents, items, physical representations and information area and shall remain at all times the exclusive property of the Company.

8.       RESTRICTIVE COVENANTS.

                  (a) ACKNOWLEDGMENTS. Employee acknowledges that (i) his services hereunder are of a special, unique and extraordinary character and that his position with the Company places him in a position of confidence and trust with the operations of the Company, its subsidiaries and affiliates (collectively, the "Res-Care Companies") and allows him access to Confidential Information, (ii) the Company has provided Employee with a unique opportunity as its Senior Executive, (iii) the Employee has served as a director of the Company for more than thirteen (13) years and as an executive officer of the Company for more than five (5) years, (iv) the nature and periods of the restrictions imposed by the covenants contained in this
         Section 8 are fair, reasonable and necessary to protect and preserve for the Company the benefits of Employee's employment hereunder, (v) the Agreement provided for restrictions substantially identical to the restrictions in this Section 8, (vi) the Res-Care Companies would sustain great and irreparable loss and damage if Employee were to breach any of such covenants, (vii) the Res-Care Companies conduct and are aggressively pursuing the conduct of their business actively in and throughout the entire Territory (as defined in paragraph (d)(ii) of this Section 8), and (viii) the Territory is reasonably sized because the current Business of the Res-Care Companies is conducted throughout such geographical area, the Res-Care Companies are aggressively pursuing expansion and new operations throughout such geographic area and the Res-Care Companies require the entire Territory for profitable operations.

                  (b) CONFIDENTIALITY COVENANT. Having acknowledged the foregoing, Employee covenants that without limitation as to time, he will not directly or indirectly disclose or use or otherwise exploit for his own benefit, or the benefit of any other person, except as may be necessary in the performance of his duties hereunder, any Confidential Information.

                  (c) COVENANTS. Having acknowledged the statements in Section 8(a) hereof, Employee covenants and agrees with the Res-Care Companies that he will not, directly or indirectly, from the date hereof until the Date of Termination of Employee's employment hereunder, and for a period of five (5) years thereafter, directly or indirectly (i) solicit, divert or appropriate to himself or any other person, any business or services (similar in nature to the Business) of any person who was an employee or an agent of any of the Res-Care Companies at any time during the last twelve (12) months of Employee's employment hereunder; or (ii) own, manage, operate, join, control, assist, participate in or be connected with, directly or indirectly, as an officer, director, shareholder, partner, proprietor, employee, agent, consultant, independent contractor or otherwise, any person which is, at the time, directly or indirectly, in competition within the Territory with the Business of the Res-Care Companies.

                  (d) DEFINITIONS. For purposes of this Employment Agreement:

                           (i) For purposes of this Section 8, "termination of
                  Employee's employment" shall include any termination pursuant to paragraphs (b), (c), (d) and (e) of Section 6 hereof, the termination of such Employee's employment by reason of the failure of the parties hereto to agree to the extension of this Agreement pursuant to Section 2 hereof or the voluntary termination of Employee's employment hereunder.

                           (ii) The "Territory" shall mean the forty-eight (48)
                  contiguous states of the United States, the United States Virgin Islands and Puerto Rico.

                           (iii) "Confidential Information" shall mean any
                  business information relating to the Res-Care Companies or to the Business (whether or not constituting a trade secret), which has been or is treated by any of the Res-Care Companies as proprietary and confidential and which is not generally known or ascertainable through proper means. Without limiting the generality of the foregoing, so long as such information is not generally known or ascertainable by proper means and is treated by the Res-Care Companies as proprietary and confidential, Confidential Information shall include the following information regarding any of the Res-Care
                  Companies:

                                    (1)     any patent, patent application,
                                            copyright, trademark, trade name,
                                            service mark, service name,
                                            "know-how" or trade secrets;

                                    (2)     customer lists and information
                                            relating to (i) any client of any
                                            of the Res-Care Companies or (ii)
                                            any client of the operations of any
                                            other person or entity for which
                                            operations any of the Res-Care
                                            Companies provides management
                                            services;

                                    (3)    supplier lists, pricing policies,
                                           consulting contracts and
                                           competitive bid information;

                                    (4)    records, operational methods and
                                           Company policies and procedures,
                                           including manuals and forms;

                                    (5)    marketing data, plans and strategies;

                                    (6)    business acquisition, development,
                                           expansion or capital investment
                                           plan or activities;

                                    (7)    software and any other
                                           confidential technical programs;

                                    (8)    personnel information, employee
                                           payroll and benefits data;

                                    (9)    accounts receivable and accounts
                                           payable;

                                    (10)   other financial information,
                                           including financial statements,
                                           budgets, projections, earnings and
                                           any unpublished financial
                                           information; and

                                    (11)   correspondence and communications
                                           with outside parties.

                           (iv) The "Business" of the Res-Care Companies shall
                  mean the business of providing juvenile treatment or services, services to persons with mental retardation and other developmental disabilities, including but not limited to persons who have been dually diagnosed, services to persons with acquired brain injuries, training services, or providing management and/or consulting services to third parties relating to the foregoing.

                           (v) The term "person" shall mean an individual, a
                  partnership, an association, a corporation, a trust, an unincorporated organization, or any other business entity or enterprise.

                  (e) INJUNCTIVE RELIEF, INVALIDITY OF ANY PROVISION. Employee acknowledges that his breach of any covenant contained in this Section 8 will result in irreparable injury to the Res-Care Companies and that the remedy at law of such parties for such a breach will be inadequate. Accordingly, Employee agrees and consents that each of the Res-Care Companies in addition to all other remedies available to them at law and in equity, shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by Employee of any covenant contained in this Section 8. If any provision of this Section 8 is invalid in part or in whole, it shall be deemed to have been amended, whether as to time, area covered, or otherwise, as and to the extent required for its validity under applicable law and, as so amended, shall be enforceable. The parties further agree to execute all documents necessary to evidence such amendment.

9. ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Employment Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties, including but not limited to the Agreement. No supplement, modification, or amendment of this Employment Agreement shall be binding unless executed in writing by all parties hereto (other than as provided in the next to last sentence of Section 8(e) hereof). No waiver of any of the provisions of this Employment Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

10. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Employment Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, executors, legal representatives, successors and assigns; PROVIDED, HOWEVER, that this Employment Agreement is intended to be personal to the Employee and the rights and obligations of the Employee hereunder may not be assigned or transferred by him.

11. NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Employment Agreement, or any other agreement executed in connection therewith, shall be in writing and shall be deemed to have been given on the date of delivery personally or upon deposit in the United States mail postage prepaid by registered or certified mail, return receipt requested, to the appropriate party or parties at the following addresses (or at such other address as shall hereafter be designated by any party to the other parties by notice given in accordance with this Section):

                  TO THE COMPANY:

                  Res-Care, Inc.
                  10140 Linn Station Road
                  Louisville, Kentucky 40223
                  Attn:    Ronald G. Geary,
                           President and Chief Executive Officer

                  TO THE EMPLOYEE:

                  E. Halsey Sandford
                  622 Maryhill Lane
                  Louisville, Kentucky 40207

12. EXECUTION IN COUNTERPARTS. This Employment Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

13. FURTHER ASSURANCES. The parties each hereby agree to execute and deliver all of the agreements, documents and instruments required to be executed and delivered by them in this Employment Agreement and to execute and deliver such additional instruments and documents and to take such additional actions as may reasonably be required from time to time in order to effectuate the transactions contemplated by this Employment Agreement.

14. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any particular provision of this Employment Agreement shall not affect the other provisions hereof and this Employment Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

15. GOVERNING LAW. This Employment Agreement is executed and delivered in, and shall be governed by, enforced and interpreted in accordance with the laws of, the Commonwealth of Kentucky.

16. TENSE; CAPTIONS. In construing this Employment Agreement, whenever appropriate, the singular tense shall also be deemed to mean the plural, and vice versa, and the captions contained in this Employment Agreement shall be ignored.

17. SURVIVAL. The provisions of Sections 6, 7 and 8 hereof shall survive the termination, for any reason, of this Employment Agreement, in accordance with their terms.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the day and year set forth above.

                                 RES-CARE, INC.


                                 By:   /s/  Ronald G. Geary
                                    -------------------------------------------
                                          Ronald G. Geary
                                          President and Chief Executive Officer




                                    /s/ E. Halsey Sandford
                                 -------------------------------------------
                                 E. Halsey Sandford